UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Stock Market LLC The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2023, uniQure N.V., (the “Company”) held its 2023 annual general meeting of shareholders (the “Annual Meeting”). As of May 16, 2023, the record date for the Annual Meeting, there were approximately 47,595,251 ordinary shares (“Ordinary Shares”) outstanding. Each Ordinary Share is entitled to one vote on any matter presented at the Annual Meeting as a voting item.

The following are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2023.

Voting Proposal 1 - Resolution to adopt the 2022 Dutch statutory annual accounts and treatment of the results. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
34,885,068	13,546	57,380	0

Voting Proposal 2 - Resolution to discharge liability of the members of the Board of Directors (the “Board”). This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
29,690,330	53,374	54,448	5,157,842

Voting Proposal 3 - Reappointment of Madhavan Balachandran as non-executive director. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
29,556,652	224,245	17,255	5,157,842

Voting Proposal 4 - Reappointment of Jack Kaye as non-executive director. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
29,658,725	122,107	17,320	5,157,842

Voting Proposal 5 - Reappointment of Leonard Post as non-executive director This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
29,725,336	55,893	16,923	5,157,842

Voting Proposal 6 - Reappointment of Jeremy Springhorn as non-executive director. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
28,032,354	1,749,356	16,442	5,157,842

Voting Proposal 7 - Resolution to renew the designation of the Board as the competent body to issue Ordinary Shares and grant rights to subscribe for Ordinary Shares. This proposal was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
16,651,973	18,230,724	73,297	0

Voting Proposal 8 - Resolution to reauthorize the Board to exclude or limit preemptive rights upon the issuance of Ordinary Shares and granting of rights to subscribe for Ordinary Shares. This proposal was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
16,623,482	18,246,948	85,564	0

Voting Proposal 9 - Resolution to reauthorize the Board to repurchase Ordinary Shares This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
34,809,932	67,984	78,078	0

Voting Proposal 10 - Resolution to appoint KPMG Accountants N.V. as external auditors of the Company for the financial year 2023. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
34,882,126	11,413	62,455	0

Voting Proposal 11 - Resolution to approve, on an advisory basis, the compensation of the named executive officers of the Company. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
29,174,332	610,091	13,729	5,157,842

Voting Proposal 12 - Resolution to approve the amendment and restatement of the Company's 2014 Share Incentive Plan. This proposal was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
12,728,636	17,056,763	12,753	5,157,842

Based on the foregoing votes, the shareholders re-elected Madhavan Balachandran, Jack Kaye, Leonard Post and Jeremy Springhorn as non-executive directors, each to serve until the 2026 annual general meeting of shareholders of the Company, and approved Proposals 1, 2, 9, 10 and 11.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: June 16, 2023	By:	/s/ Jeannette Potts
Jeannette Potts
Chief Legal and Compliance Officer

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